Exhibit 99.1

VerifyMe Reports Significant Revenue Growth in Second

Quarter 2022 Results

•	Quarterly revenue of $4.5 million, compared to $0.1 million in Q2 2021
•	Significant growth from acquisition while continuing organic growth trend
•	Net Loss of $12.6 million in Q2 2022 (inclusive of non-cash write off of $11.2 million related to the SPAC), compared to $1.4 million in Q2 2021
•	Adjusted EBITDA(1) of ($0.3) million, compared to ($0.9) million in Q2 2021
•	Cash of $3.8 million as of June 30, 2022

Rochester, NY – PRNewswire – August 15, 2022 – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), together with its subsidiary PeriShip Global LLC (“PeriShip Global”), provides brand owners time and temperature sensitive logistics, authentication, supply chain monitoring, and data-rich consumer engagement features using unique smartphone readable codes on their products, announced today the Company’s financial results for the second quarter ended June 30, 2022 (“Q2 2022”).

Key Financial Highlights for Q2 2022:

•	Quarterly consolidated revenue of $4.5 million, an increase of 3,527% compared to $0.1 million for the three months ended June 30, 2021
•	Gross profit of $1.7 million or 37% for the three months ended June 30, 2022, compared to $0.1 million or 79% for the three months ended June 30, 2021
•	Net loss of $12.6 million or ($1.53) fully diluted loss per share for the three months ended June 30, 2022, which included approximately $11.2 million non-cash impairment related to the SPAC liquidation announced in July 2022, compared to a net loss of $1.4 million or ($0.18) fully diluted loss per share for the three months ended June 30, 2021
•	Cash of $3.8 million as of June 30, 2022

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1 Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure.

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Patrick White, VerifyMe’s CEO stated, “We are excited to share the impact that the acquisition of PeriShip has had on our financial results for the quarter in addition to our organic revenue growth of approximately 115%. Bear in mind that due to the timing of the acquisition PeriShip’s results were roughly 9 weeks of the 12-week quarter. In addition, historically PeriShip’s largest quarters are in the third and fourth quarter which are heavily influenced by vaccine distribution and holiday gift season. With the liquidation of G3 VRM Acquisition Corp. (the “SPAC”), which impacted our results for the quarter but not cashflow, now behind us, we look forward to focusing on our core businesses and sharing improved financial results for the remaining year.”

Recent Business Highlights

•	Barrington Research analyst coverage and VerifyMe will present at their 15th Annual Barrington Research Virtual Fall Conference on September 8, 2022
•	Added two former FedEx executives to Board of Directors of PeriShip Global
•	Made the decision not to extend the period for the SPAC to consummate a business combination and accordingly the SPAC has dissolved and liquidated in accordance with its charter
•	Initiated a new $1.5 million share repurchase program for a period of 12 months

Financial Results for the Three Months Ended June 30, 2022:

Revenue for the three months ended June 30, 2022, was $4.5 million, a 3,527% increase as compared to $0.1 million for the three months ended June 30, 2021. The increase in revenue is primarily related to the acquisition of the PeriShip business on April 22, 2022. Our legacy VerifyMe Solutions segment revenue increased by $0.1 million or approximately 115%, primarily from new customers using our authentication serialization technology.

Gross profit for the three months ended June 30, 2022, was $1.7 million, compared to $0.1 million for the three months ended June 30, 2021. The resulting gross margin was 37% for the three months ended June 30, 2022, compared to 79% for the three months ended June 30, 2021, principally due to the lower margins of our recently acquired PeriShip solutions segment.

Operating loss for the three months ended June 30, 2022, was $1.3 million, a decrease of $0.1 million compared to $1.4 million for the three months ended June 30, 2021. The decrease is primarily related to the increased gross profit, partially offset by the additional operating expenses from the acquisition of the PeriShip business.

Our net loss for the three months ended June 30, 2022, increased by $11.2 million to $12.6 million compared to a net loss of $1.4 million for the three months ended June 30, 2021. The increased loss was primarily due to the impairment of our equity investment of $11.2 million, partially offset by the decreases discussed above. The resulting loss per share for the three months ended June 30, 2022, was ($1.53) per diluted share, compared to a loss per diluted share of ($0.18) for the three months ended June 30, 2021.

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Adjusted EBITDA for the three months ended June 30, 2022, was a loss of $0.3 million, a decreased loss of $0.6 million, compared to a loss of $0.9 million for the three months ended June 30, 2021. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

At June 30, 2022, VerifyMe had a $3.8 million cash balance and $4.0 million in working capital.

As of June 30, 2022, VerifyMe had 8,666,002 shares issued and 8,467,046 shares outstanding.

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. Eastern Time on Tuesday, August 16, 2022. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe' executive management team. The conference call may be accessed via webcast at:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=INYqmNgS or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10169959/f3e2ff549a.

The webcast will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in products to connect brands with consumers and, through our wholly owned subsidiary, PeriShip Global, LLC, providing brands with high-touch, end-to-end logistics management for their products. We provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events. In addition, VerifyMe technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. VerifyMe technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. For additional information, please visit: https://www.verifyme.com .

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Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, recurring revenue, commercialization efforts, our sales pipeline and opportunities, and the acquisition of the assets of PeriShip, LLC. The words "believe," "may," "anticipate," "intend," "should," "plan," "could," "potential," “opportunity,” "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, the successful integration of our acquisitions (including the acquisition of the assets of PeriShip, LLC), our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and the fair value of options, restricted stock awards, restricted stock units, and warrants issued in exchange for services, loss on equity investments and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

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A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net income (loss), calculated in accordance with GAAP is included in this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

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VerifyMe, Inc.

Consolidated
Balance Sheets

(In thousands, except share data)

		As of

	June 30, 2022	December 31, 2021
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,751	$9,422
Accounts Receivable, net of allowance for credit loss reserve, $13 and $0 as of June 30, 2022 and December 31, 2021, respectively	1,738	297
Unbilled revenue	622	-
Prepaid expenses and other current assets	234	152
Short term Investments	94	88
Inventory	59	52
TOTAL CURRENT ASSETS	6,498	10,011

INVESTMENTS
Equity investment	$-	$10,964

PROPERTY AND EQUIPMENT, NET	351	204

RIGHT OF USE ASSET	531	-

INTANGIBLE ASSETS, NET	6,517	509

GOODWILL	4,092	-

OTHER ASSETS	106	-

TOTAL ASSETS	$18,095	$21,688

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of debt	$500	$-
Accounts payable	1,406	341
Other accrued expenses	567	109
Lease liability- current	116	-
TOTAL CURRENT LIABILITIES	2,589	450

LONG-TERM LIABILITIES
Long-term portion of debt	$1,500	$-
Long-term lease liability	416	-
Long term derivative liability	-	71

TOTAL LIABILITIES	$4,505	$521

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of June 30, 2022 and
0 shares issued and outstanding as of December 31, 2021	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of June 30, 2022 and
December 31, 2021, respectively	-	-

Common stock, $.001 par value; 675,000,000 authorized; 8,666,002 and 7,420,633 issued, 8,467,046 and 7,196,677 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	9	7

Additional paid in capital	92,347	86,059

Treasury stock as cost; 198,956 and 223,956 shares at June 30, 2022 and December 31, 2021, respectively	(756)	(838)

Accumulated deficit	(78,010)	(64,061)

STOCKHOLDERS' EQUITY	13,590	21,167

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,095	$21,688

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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VerifyMe, Inc.

Consolidated

Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

NET REVENUE	$4,497	$124	$4,658	$312

COST OF REVENUE	2,812	26	2,850	69

GROSS PROFIT	1,685	98	1,808	243

OPERATING EXPENSES
General and administrative (a)	2,535	1,217	4,000	2,325
Research and development	25	12	34	17
Sales and marketing (a)	447	297	746	544
Total Operating expenses	3,007	1,526	4,780	2,886

LOSS BEFORE OTHER EXPENSE	(1,322)	(1,428)	(2,972)	(2,643)

OTHER (EXPENSE) INCOME
Interest income (expenses), net	(23)	-	(22)	-
Loss on equity investments	(11,210)	-	(10,958)	-
Other income	-	-	3	-
Payroll Protection Program Debt Forgiveness	-	70	-	70
TOTAL OTHER (EXPENSE) INCOME, NET	(11,233)	70	(10,977)	70

NET LOSS	$(12,555)	$(1,358)	$(13,949)	$(2,573)

LOSS PER SHARE
BASIC	$(1.53)	$(0.18)	$(1.81)	$(0.37)
DILUTED	$(1.53)	$(0.18)	$(1.81)	$(0.37)
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING

BASIC	8,218,964	7,391,864	7,699,324	6,991,690
DILUTED	8,218,964	7,391,864	7,699,324	6,991,690

(a)	Includes share-based compensation of $312 thousand and $741 thousand for the three and six months ended June 30, 2022, respectively, and $569 thousand and $1,007 thousand for the three and six months ended June 30, 2021, respectively

The accompanying notes are an integral part of these unaudited consolidated financial statements.

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VerifyMe, Inc.

Consolidated

EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
 (In thousands)

	Three Months Ended June 30,		Six months ended June 30,

	2022	2021	2022	2021

Net loss	$(12,555)	$(1,358)	$(13,949)	$(2,573)
Interest income (expense), net	23	-	22	-
Payroll Protection Program Debt Forgiveness	-	(70)	-	(70)
Amortization and depreciation	208	32	243	55

Total EBITDA (Non-GAAP)	(12,324)	(1,396)	(13,684)	(2,588)

Adjustments:

Stock based compensation	5	13	92	23

Fair value of options issued in exchange for services	-	-	-	85
Fair value of restricted stock and restricted stock units issued in exchange for services	308	499	650	842
Loss on equity investments	11,210	-	10,958	-
One-time professional expenses for acquisitions	498	-	623	-

Total Adjusted EBITDA (Non-GAAP)	$(303)	$(884)	$(1,361)	$(1,638)

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